Exhibit 99.1
Rackspace Technology Reports Third Quarter 2025 Results

•Revenue of $671 million in the Third Quarter, down 1% Year-over-Year
•Private Cloud Revenue was $250 million, down 3% Year-over-Year
•Public Cloud Revenue was $422 million, up 1% Year-over-Year
•Third Quarter 2025 Cash Flow From Operating Activities was $71 million; Cash Flow From Operating Activities was $146 million on a Trailing-Twelve-Month Basis

SAN ANTONIO, November 6, 2025 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end hybrid cloud and AI solutions company, today announced results for its third quarter ended September 30, 2025.

Gajen Kandiah, Chief Executive Officer, stated, “We delivered third quarter results at or above expectations, generated strong cash flow, and sustained momentum across the business. Rackspace remains a trusted partner as customers navigate the complexity of Hybrid Multicloud.”

Mr. Kandiah added, “Rackspace is advancing a trusted compute fabric for hybrid multicloud across private, public, and edge environments. We are deepening our work with VMware Cloud Foundation for customers that need a consistent control plane, data residency, regulated operations, and sovereign operations. At the same time, we continue to deliver modern services for AI, data, and security across the hybrid cloud. This focus shortens time to value and improves reliability for mission critical workloads.”

Third Quarter 2025 Results

Revenue was $671 million in the third quarter of 2025, a decrease of 1% on a reported and constant currency (1) basis compared to revenue of $676 million in the third quarter of 2024.

Private Cloud revenue was $250 million in the third quarter of 2025, a decrease of 3% on a reported basis and 4% on a constant currency basis compared to revenue of $258 million in the third quarter of 2024.

Public Cloud revenue was $422 million in the third quarter of 2025, an increase of 1% on a reported and constant currency basis compared to revenue of $418 million in the third quarter of 2024.

Loss from operations was $(34) million in the third quarter of 2025, compared to loss from operations of $(174) million in the third quarter of 2024.

Net loss was $(67) million in the third quarter of 2025, compared to net loss of $(187) million in the third quarter of 2024.

Net loss per diluted share was $(0.28) in the third quarter of 2025, compared to net loss per diluted share of $(0.82) in the third quarter of 2024.

Non-GAAP Operating Profit was $32 million in both the third quarter of 2025 and 2024.

Non-GAAP Loss Per Share was $(0.05) in both the third quarter of 2025 and 2024.

Capital expenditures were $34 million in the third quarter of 2025, compared to $31 million in the third quarter of 2024.

As of September 30, 2025, we had cash and cash equivalents of $100 million and total liquidity of $386 million, including our New Revolving Credit Facility.

(1)	Constant currency revenue and certain other measures in this release are non-GAAP financial measures. See “Non-GAAP Financial Measures” and the tables that accompany this release for definitions and reconciliations of these non-GAAP measures to the most comparable GAAP measures.

Financial Outlook

Rackspace Technology is providing guidance as follows:

Q4 2025 Guidance
Total Revenue	$664 - $678 million
Private Cloud Revenue	$244 - $252 million
Public Cloud Revenue	$420 - $426 million
Non-GAAP Operating Profit	$32 - $34 million
Non-GAAP Loss Per Share	$(0.03) - $(0.05)
Non-GAAP Other Income (Expense)	$(46) – $(50) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares	242 - 244 million

Information about Rackspace Technology’s use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures”.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, November 6, 2025, at 4:00pm CT / 5:00pm ET to discuss its third quarter 2025 results.

Interested parties may access the conference call as follows:
North America - Toll-Free: 1-833-630-1956
International - Toll: 1-412-317-1837

Ask to be joined into the Rackspace call.

To listen to the live webcast or access the replay following the webcast, please visit our IR website at the following link: https://ir.rackspace.com/news-and-events/events-and-presentations.

About Rackspace Technology

Rackspace Technology is a leading end-to-end hybrid cloud and AI solutions company. We can design, build, and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products, and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this press release are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this press release, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings (Loss) Per Share. These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

Beginning in the fourth quarter of 2024, we updated the presentation of our non-GAAP financial measures to no longer exclude certain cash compensation paid to employees who remain employed with Rackspace which were previously included in the “special bonuses and other compensation expenses” and “restructuring and transformation expenses” line items of our reconciliations. Additionally, we removed the “special bonuses and other compensation expenses” line item and the remaining adjustments are now presented within the “restructuring and transformation expenses” line item. All prior period Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings (Loss) Per Share financial measures have been recast to reflect current period presentation in the accompanying pages.

IR Contact
Sagar Hebbar
Rackspace Technology Investor Relations
ir@rackspace.com

Media Contact
Cheryl Amerine
Rackspace Technology Media Relations
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,				Year-Over-Year Comparison
	2024		2025
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$675.8	100.0%	$671.2	100.0%	$(4.6)	(0.7)%
Cost of revenue	(538.3)	(79.6)%	(541.3)	(80.6)%	(3.0)	0.6%
Gross profit	137.5	20.4%	129.9	19.4%	(7.6)	(5.5)%
Selling, general and administrative expenses	(169.5)	(25.1)%	(163.8)	(24.4)%	5.7	(3.4)%
Impairment of goodwill	(141.7)	(21.0)%	—	—%	141.7	(100.0)%
Loss from operations	(173.7)	(25.7)%	(33.9)	(5.1)%	139.8	(80.5)%
Other income (expense):
Interest expense	(18.0)	(2.7)%	(21.2)	(3.2)%	(3.2)	17.8%
Gain on investments, net	0.1	0.0%	0.1	0.0%	—	—%
Gain on debt extinguishment, net of debt modification costs	18.0	2.7%	—	—%	(18.0)	(100.0)%
Other expense, net	(1.0)	(0.2)%	(4.0)	(0.6)%	(3.0)	NM
Total other income (expense)	(0.9)	(0.1)%	(25.1)	(3.7)%	(24.2)	NM
Loss before income taxes	(174.6)	(25.8)%	(59.0)	(8.8)%	115.6	(66.2)%
Provision for income taxes	(12.0)	(1.8)%	(8.1)	(1.2)%	3.9	(32.5)%
Net loss	$(186.6)	(27.6)%	$(67.1)	(10.0)%	$119.5	(64.0)%

Net loss per share:
Basic and diluted	$(0.82)		$(0.28)
Weighted average number of shares outstanding:
Basic and diluted	226.4		240.4
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,				Year-Over-Year Comparison
	2024		2025
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$2,051.5	100.0%	$2,002.9	100.0%	$(48.6)	(2.4)%
Cost of revenue	(1,649.8)	(80.4)%	(1,616.9)	(80.7)%	32.9	(2.0)%
Gross profit	401.7	19.6%	386.0	19.3%	(15.7)	(3.9)%
Selling, general and administrative expenses	(547.1)	(26.7)%	(483.4)	(24.1)%	63.7	(11.6)%
Impairment of goodwill	(714.9)	(34.8)%	—	—%	714.9	(100.0)%
Impairment of assets, net	(20.0)	(1.0)%	—	—%	20.0	(100.0)%
Loss from operations	(880.3)	(42.9)%	(97.4)	(4.9)%	782.9	(88.9)%
Other income (expense):
Interest expense	(80.1)	(3.9)%	(61.9)	(3.1)%	18.2	(22.7)%
Gain on investments, net	0.2	0.0%	0.3	0.0%	0.1	50.0%
Gain on debt extinguishment, net of debt modification costs	147.2	7.2%	—	—%	(147.2)	(100.0)%
Other expense, net	(11.8)	(0.6)%	(13.2)	(0.7)%	(1.4)	11.9%
Total other income (expense)	55.5	2.7%	(74.8)	(3.7)%	(130.3)	NM
Loss before income taxes	(824.8)	(40.2)%	(172.2)	(8.6)%	652.6	(79.1)%
Benefit (provision) for income taxes	22.6	1.1%	(20.9)	(1.0)%	(43.5)	NM
Net loss	$(802.2)	(39.1)%	$(193.1)	(9.6)%	$609.1	(75.9)%

Net loss per share:
Basic and diluted	$(3.59)		$(0.82)
Weighted average number of shares outstanding:
Basic and diluted	223.6		236.8
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2024	September 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$144.0	$99.5
Accounts receivable, net of allowance for credit losses and accrued customer credits of $27.0 and $25.8, respectively	298.8	273.9
Prepaid expenses	84.9	89.6
Other current assets	91.1	77.9
Total current assets	618.8	540.9

Property, equipment and software, net	601.0	589.0
Goodwill, net	735.7	739.7
Intangible assets, net	844.7	732.7
Operating right-of-use assets	134.6	129.0
Other non-current assets	119.3	113.7
Total assets	$3,054.1	$2,845.0

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$389.6	$415.1
Accrued compensation and benefits	96.7	93.5
Deferred revenue	84.2	73.1
Debt	29.2	30.4
Accrued interest	7.4	8.0
Operating lease liabilities	55.9	49.7
Finance lease liabilities	53.1	44.1
Financing obligations	16.4	12.6
Other current liabilities	34.1	39.7
Total current liabilities	766.6	766.2

Non-current liabilities:
Debt	2,756.4	2,742.1
Operating lease liabilities	77.8	74.5
Finance lease liabilities	293.1	294.1
Financing obligations	39.2	29.8
Deferred income taxes	30.2	25.3
Other non-current liabilities	95.0	100.2
Total liabilities	4,058.3	4,032.2

Commitments and Contingencies

Stockholders' deficit:
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 232.2 and 246.7 shares issued; 229.1 and 243.6 shares outstanding, respectively	2.3	2.5
Additional paid-in capital	2,682.8	2,705.2
Accumulated other comprehensive income	24.1	11.6
Accumulated deficit	(3,682.4)	(3,875.5)
Treasury stock, at cost; 3.1 shares held	(31.0)	(31.0)
Total stockholders' deficit	(1,004.2)	(1,187.2)
Total liabilities and stockholders' deficit	$3,054.1	$2,845.0

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(In millions)	2024	2025
Cash Flows From Operating Activities
Net loss	$(802.2)	$(193.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	222.0	224.0
Reduction in carrying amount of operating right-of-use assets	51.4	48.5
Deferred income taxes	(46.4)	(2.2)
Share-based compensation expense	47.8	40.2
Impairment of goodwill	714.9	—
Impairment of assets, net	20.0	—
Gain on debt extinguishment, net of debt modification costs	(147.2)	—
Gain on investments, net	(0.2)	(0.3)
Provision for bad debts and accrued customer credits	11.3	8.3
Amortization of debt issuance costs and debt discount and premium	3.5	4.5
Third party fees paid in connection with the March 2024 Refinancing Transactions	(31.7)	—
Non-cash fair value adjustments	(2.2)	(2.1)
Other operating activities	(3.7)	(0.3)
Changes in operating assets and liabilities:
Accounts receivable	16.9	17.8
Prepaid expenses and other current assets	(2.1)	(14.4)
Accounts payable, accrued expenses, and other current liabilities	(12.8)	7.5
Deferred revenue	(13.1)	(10.9)
Operating lease liabilities	(63.0)	(52.1)
Other non-current assets and liabilities	22.4	16.3
Net cash provided by (used in) operating activities	(14.4)	91.7
Cash Flows From Investing Activities
Purchases of property, equipment and software	(91.2)	(57.1)
Proceeds from sale of headquarters	16.9	—
Other investing activities	5.4	1.7
Net cash used in investing activities	(68.9)	(55.4)
Cash Flows From Financing Activities
Proceeds from employee stock plans	0.4	0.3
Shares of common stock withheld for employee taxes	(4.3)	(2.0)
Proceeds from borrowings under long-term debt arrangements	275.0	130.0
Payments on long-term debt	(138.5)	(143.4)
Debt extinguishment costs	(22.1)	—
Payments on financing component of interest rate swap	(13.0)	(13.0)
Principal payments of finance lease liabilities	(44.0)	(43.3)
Principal payments of financing obligations	(10.5)	(13.2)
Net cash provided by (used in) financing activities	43.0	(84.6)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	0.7	2.6
Decrease in cash, cash equivalents, and restricted cash	(39.6)	(45.7)
Cash, cash equivalents, and restricted cash at beginning of period	199.7	147.0
Cash, cash equivalents, and restricted cash at end of period	$160.1	$101.3

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$83.9	$62.7
Cash payments for income taxes, net of refunds	$9.7	$2.7

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$22.0	$29.9
Increase (decrease) in property, equipment and software accrued in liabilities	(1.7)	5.6
Other non-cash activity	(2.1)	(1.0)
Non-cash purchases of property, equipment and software	$18.2	$34.5

SEGMENT DATA

(In millions, except %)	Three Months Ended September 30,		% Change
Revenue by segment:	2024	2025	Actual	Constant Currency (a)
Public Cloud	$418.3	$421.6	0.8%	0.6%
Private Cloud	257.5	249.6	(3.1)%	(4.0)%
Total consolidated revenue	$675.8	$671.2	(0.7)%	(1.2)%

(In millions, except %)	Nine Months Ended September 30,		% Change
Revenue by segment:	2024	2025	Actual	Constant Currency (a)
Public Cloud	$1,265.6	$1,253.8	(0.9)%	(1.0)%
Private Cloud	785.9	749.1	(4.7)%	(5.2)%
Total consolidated revenue	$2,051.5	$2,002.9	(2.4)%	(2.6)%

(a)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Three Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2024		2025
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$15.4	3.7%	$14.0	3.3%	$(1.4)	(9.1)%
Private Cloud	73.9	28.7%	67.2	26.9%	(6.7)	(9.1)%
Corporate functions (b)	(57.1)		(49.2)		7.9	(13.8)%
Non-GAAP Operating Profit (c)	$32.2		$32.0		$(0.2)	(0.6)%

	Nine Months Ended September 30,				Year-Over-Year Comparison
(In millions, except %)	2024		2025
Segment operating profit (a):	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Public Cloud	$34.3	2.7%	$47.5	3.8%	$13.2	38.5%
Private Cloud	213.8	27.2%	189.7	25.3%	(24.1)	(11.3)%
Corporate functions (b)	(181.6)		(152.3)		29.3	(16.1)%
Non-GAAP Operating Profit (c)	$66.5		$84.9		$18.4	27.7%

(a)	Segment revenue less expenses directly attributable to running the respective segments’ business. These expenses exclude centralized corporate function costs.
(b)	Costs that are not allocated to segments. These costs are related to centralized corporate functions that provide services to the segments in areas such as accounting, information technology, marketing, legal and human resources.
(c)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended September 30, 2024	Three Months Ended September 30, 2025			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$418.3	$421.6	$(1.0)	$420.6	0.8%	0.6%
Private Cloud	257.5	249.6	(2.3)	247.3	(3.1)%	(4.0)%
Total	$675.8	$671.2	$(3.3)	$667.9	(0.7)%	(1.2)%

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2025			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Public Cloud	$1,265.6	$1,253.8	$(0.7)	$1,253.1	(0.9)%	(1.0)%
Private Cloud	785.9	749.1	(3.7)	745.4	(4.7)%	(5.2)%
Total	$2,051.5	$2,002.9	$(4.4)	$1,998.5	(2.4)%	(2.6)%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as gross profit, adjusted to exclude the impact of share-based compensation expense, purchase accounting-related effects, and certain business transformation-related costs.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2025	2024	2025
Gross profit	$137.5	$129.9	$401.7	$386.0
Share-based compensation expense	2.0	1.2	5.9	4.3
Purchase accounting impact on expense (a)	0.3	0.2	1.5	0.6
Restructuring and transformation expenses (b)	2.7	2.3	12.3	6.7
Non-GAAP Gross Profit	$142.5	$133.6	$421.4	$397.6

(a)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(b)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, certain facility closure costs and lease termination expenses. Also includes payroll taxes associated with the exercise of stock options and vesting of restricted stock.

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, the interest expense impact from the refinancing transactions announced in March 2024 (the “March 2024 Refinancing Transactions”), and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets, goodwill and asset impairment charges, and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, certain other non-operating, non-recurring or non-core gains and losses, interest expense, expenses for our accounts receivable purchase agreement, income taxes, depreciation and amortization, and goodwill and asset impairment charges.

Non-GAAP Operating Profit and Adjusted EBITDA are management's principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit and Adjusted EBITDA, along with other quantitative and qualitative information, are also the principal financial measures used by management and our Board of Directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-titled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2025	2024	2025
Net loss	$(186.6)	$(67.1)	$(802.2)	$(193.1)
Share-based compensation expense	15.5	18.2	47.8	40.2
Transaction-related adjustments, net (a)	1.8	0.2	4.4	2.1
Restructuring and transformation expenses (b)	9.4	10.0	44.8	27.5
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	(1.2)	—	(1.1)	—
Impairment of goodwill	141.7	—	714.9	—
Impairment of assets, net	—	—	20.0	—
Net gain on divestiture and investments (c)	(0.1)	(0.1)	(0.2)	(0.3)
Gain on debt extinguishment, net of debt modification costs	(18.0)	—	(147.2)	—
Interest expense impact from the March 2024 Refinancing Transactions (d)	(25.0)	(21.1)	(50.6)	(63.2)
Other adjustments (e)	(4.3)	(1.2)	(3.8)	(2.3)
Amortization of intangible assets (f)	38.7	37.5	116.0	112.5
Tax effect of non-GAAP adjustments (g)	16.1	12.1	(1.9)	35.4
Non-GAAP Net Loss	$(12.0)	$(11.5)	$(59.1)	$(41.2)

Loss from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2025	2024	2025
Loss from operations	$(173.7)	$(33.9)	$(880.3)	$(97.4)
Share-based compensation expense	15.5	18.2	47.8	40.2
Transaction-related adjustments, net (a)	1.8	0.2	4.4	2.1
Restructuring and transformation expenses (b)	9.4	10.0	44.8	27.5
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	(1.2)	—	(1.1)	—
Impairment of goodwill	141.7	—	714.9	—
Impairment of assets, net	—	—	20.0	—
Amortization of intangible assets (f)	38.7	37.5	116.0	112.5
Non-GAAP Operating Profit	$32.2	$32.0	$66.5	$84.9

Net loss reconciliation to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2024	2025	2024	2025
Net loss	$(186.6)	$(67.1)	$(802.2)	$(193.1)
Share-based compensation expense	15.5	18.2	47.8	40.2
Transaction-related adjustments, net (a)	1.8	0.2	4.4	2.1
Restructuring and transformation expenses (b)	9.4	10.0	44.8	27.5
Hosted Exchange incident expenses, net of proceeds received or expected to be received under our insurance coverage	(1.2)	—	(1.1)	—
Impairment of goodwill	141.7	—	714.9	—
Impairment of assets, net	—	—	20.0	—
Net gain on divestiture and investments (c)	(0.1)	(0.1)	(0.2)	(0.3)
Gain on debt extinguishment, net of debt modification costs	(18.0)	—	(147.2)	—
Other expense, net (h)	1.0	4.0	11.8	13.2
Interest expense	18.0	21.2	80.1	61.9
Provision (benefit) for income taxes	12.0	8.1	(22.6)	20.9
Depreciation and amortization (i)	72.3	74.8	220.6	222.6
Adjusted EBITDA	$65.8	$69.3	$171.1	$195.0

(a)	Includes purchase accounting adjustments, exploratory acquisition and divestiture costs, and expenses related to financing activities.
(b)
Includes consulting and advisory fees related to business transformation and optimization activities, as well as associated severance, certain facility closure costs, and lease termination expenses. Also includes payroll taxes associated with the exercise of stock options and vesting of restricted stock. The nine months ended September 30, 2024 also includes a $9.0 million Master Economic Incentives Agreement early termination fee associated with the sale of our corporate headquarters in March 2024.

(c)	Includes gains and losses on investment and from dispositions.
(d)	Interest expense impact due to the accounting for contractual interest payments on debt instruments entered into as part of the March 2024 Refinancing Transactions, which reduced interest expense relative to contractual interest cost.
(e)	Primarily consists of foreign currency gains and losses.
(f)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(g)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. When computing this long-term rate for the 2024 and 2025 interim periods, we based it on an average of the 2023 and estimated 2024 tax rates and 2024 and estimated 2025 tax rates, respectively, recomputed to remove the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments, resulting in a structural non-GAAP tax rate of 26% for all periods. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(h)	Primarily consists of foreign currency gains and losses and expense related to our accounts receivable purchase agreement.
(i)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings (Loss) Per Share

We define Non-GAAP Earnings (Loss) Per Share as Non-GAAP Net Income (Loss) divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP loss per share. Management uses Non-GAAP Earnings (Loss) Per Share to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share amounts)	2024	2025	2024	2025
Net loss attributable to common stockholders	$(186.6)	$(67.1)	$(802.2)	$(193.1)
Non-GAAP Net Loss	$(12.0)	$(11.5)	$(59.1)	$(41.2)

Weighted average number of shares - Diluted	226.4	240.4	223.6	236.8
Effect of dilutive securities (a)	9.4	1.8	9.3	6.5
Non-GAAP weighted average number of shares - Diluted	235.8	242.2	232.9	243.3

Net loss per share - Diluted	$(0.82)	$(0.28)	$(3.59)	$(0.82)
Per share impacts of adjustments to net loss (b)	0.77	0.23	3.32	0.64
Per share impacts of shares after adjustments to net loss (a)	0.00	0.00	0.02	0.01
Non-GAAP Loss Per Share	$(0.05)	$(0.05)	$(0.25)	$(0.17)

(a)
Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on certain investment funds managed by affiliates of Apollo Global Management, Inc. achieving pre-established performance targets based on a multiple of their invested capital, which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.

(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.